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                              HOGAN & HARTSON L.L.P
                           555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109
                               TEL.:  202/637-5600
                               FAX:  202/637-5910


                                  July 23, 1996


Board of Directors
First Coastal Corporation
36 Thomas Drive
Westbrook, Maine  04092

Dear Gentlemen:

          We are acting as special counsel to First Coastal Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 130,000 shares of common stock, par value $1.00 per share (the "Shares"), issuable in connection with the Company's 1996 Stock Option and Equity Incentive Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of the State of Delaware on July 18, 1996 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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Board of Directors
First Coastal Corporation
July 23, 1996
Page 2


          5. Resolutions of the Board of Directors of the Company adopted on May 2, 1996, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to authorization of the Plan and of the Shares under the Plan.

          6. Resolutions of the stockholders of the Company adopted on June 11, 1996, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to stockholder approval and adoption of the Plan.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Plan and (ii) receipt by the Company of the consideration for the Shares contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware, as amended.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

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Board of Directors
First Coastal Corporation
July 23, 1996
Page 3


          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ HOGAN & HARTSON L.L.P.

                                             HOGAN & HARTSON L.L.P.